EXHIBIT 99.2


FOR IMMEDIATE RELEASE                            CONTACT:  Glenn Bozarth
July 16, 1996                                              Mattel, Inc.
                                                           (310) 252-3521



                  MATTEL CHAIRMAN SAYS INDEPENDENT REVIEW
                        HAS SET THE RECORD STRAIGHT
                        ---------------------------


LOS ANGELES, July 16 -- Mattel Chairman John W. Amerman said today that the recently completed independent review conducted by Davis Polk & Wardwell and Ernst & Young proves that allegations of accounting irregularities are wholly without merit.

     "The conclusion of this investigation shows that the company's accounting treatment of the transactions in question is in conformance with generally accepted accounting principles," Amerman said. "From the beginning of this process, we have stated that each and every allegation was entirely without merit.

     "We are very happy to set the record straight, and to get this issue behind us once and for all," Amerman said. "We can now turn all of our energies toward increasing Mattel's shareholder value."




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